Exhibit 32

Certification of CEO and CFO

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Cyanotech Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2017 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned certifies that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o (d)); and

2)	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: August 10, 2017	/s/ Gerald R. Cysewski
Gerald R. Cysewski
Chief Executive Officer; Director

Date: August 10, 2017	/s/ Jole E. Deal
Jole E. Deal
Vice President—Finance & Administration and CFO
(Principal Financial and Accounting Officer)